SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is made as of April 27, 2018 by and between SUNWORKS INC., a Delaware corporation, whose address is 1030 Winding Creek Road, Suite 100, Roseville, California 95678 (“Obligor”) and CROWDOUT CAPITAL, LLC, a Texas limited liability company, whose address is 1010 Land Creek Cove, Austin, Texas 78746 (“Secured Party”). Obligor and Secured Party may be hereinafter referred to singularly as a “Party” or collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Obligor and Secured Party have entered into that certain Loan Agreement dated as of even date herewith (“Loan Agreement”) pursuant to which Secured Party has agreed to lend to Obligor, and Obligor has agreed to pay the Secured Party, the amounts outstanding under that certain Promissory Note made by Obligor as of even date herewith for the benefit of Secured Party in the original principal amount of Three Million and No/100 Dollars ($3,000,000) (“Promissory Note”). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement;

WHEREAS, pursuant to the Loan Agreement and the Promissory Note, and as a material inducement for Secured Party to enter into the same, Obligor has agreed to grant Secured Party a first priority security interest in certain assets of Obligor, as more fully set forth herein, in the Promissory Note, and in the Loan Agreement; and

WHEREAS, this Security Agreement is the Security Agreement referenced in the Loan Agreement.

NOW, THEREFORE, it is hereby agreed by the Parties as follows:

1. Defined Terms.

As used in this Security Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning specified in Section 2.

“Excluded Property” means all property of Obligor subject to a Permitted Lien.

“Event of Default” has the meaning specified in Section 10.

“Proceeds” means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of Obligor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

“Receivables” means all “accounts”, “chattel paper”, “instruments”, “documents”, “general intangibles” (including “payment intangibles”) (as each such term is defined in the UCC) and other obligations owed to Obligor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not evidenced by a written agreement, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts including support agreements (as such term is defined in the UCC) (all such written or unwritten agreements, security agreements, leases and other contracts, including all support agreements, being the “Related Contracts”), securing or otherwise relating to any such accounts, chattel paper, instruments, documents, general intangibles or other obligations.

“Secured Liabilities” means the Obligations, together with:

(i) any modification, renewal or extension of or increase in any such Obligations;

(ii) any claim for damages or restitution in the event of rescission of any such Obligations or otherwise in connection with the Loan Documents;

(iii) any claim against Obligor flowing from the recovery by Obligor of a payment or discharge in respect of any such Obligations on grounds of preference or otherwise; and

(iv) any amounts that would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency, bankruptcy or other proceedings.

“Security Interest” means the security interest granted in accordance with Section 2, as well as all other security interests created or assigned as additional Collateral for the Secured Liabilities in accordance with the provisions of this Security Agreement or otherwise.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Security Agreement relating to such perfection or effect of perfection or non-perfection.

2. Security Interest.

(a) In order to secure the full and punctual payment of the Secured Liabilities in accordance with the terms of the Loan Documents, Obligor hereby grants and assigns to the Secured Party a continuing security interest in and to all right, title and interest of Obligor in all of Obligor’s property, including but not limited to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”):

(i) Accounts. All accounts (as such term is defined in Article 9 of the UCC) whether now owned or existing or hereafter arising or acquired by Obligor, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, and expressly including all notes, drafts, acceptances, instruments and chattel paper arising from any of the foregoing, and all refunds and rights to reimbursement.

(ii) Inventory. All inventory (as such term is defined in Article 9 of the UCC), including all goods, merchandise, raw materials, work in process, finished goods and other tangible personal property, wheresoever located, whether now owned or existing or hereafter arising or acquired by Obligor, and (a) leased by Obligor as lessor, (b) held for sale or lease or furnished or to be furnished under contracts for service, (c) furnished by Obligor under a contract of service, or (d) used or consumed in Obligor’s business, and all additions and accessions thereto and all purchase orders, leases and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, whether in the possession of Obligor, a warehouseman, a bailee, or any other person.

(iii) Fixtures. All fixtures (as such term is defined in Article 9 of the UCC) and appurtenances thereto, whether now owned or existing or hereafter arising or acquired by Obligor, and such other goods, chattels, fixtures, equipment and personal property affixed or in any manner attached to the real estate and/or building(s) or structure(s), including all attachments, appurtenances, additions and accessions thereto and replacements thereof and articles in substitution therefor, howsoever attached or affixed (together with all tools, components, parts and equipment now or hereafter added to or used in connection with the foregoing).

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(iv) Equipment. All equipment (as such term is defined in Article 9 of the UCC) of every nature and description whatsoever, whether now owned or existing or hereafter arising or acquired by Obligor, including all appurtenances and additions and accessions thereto and substitutions therefor and replacements thereof, wheresoever located, including all tools, parts, components and accessories used in connection therewith, and expressly including all vehicles, rolling stock, and goods (as such term is defined in Article 9 of the UCC) other than inventory, farm products and consumer goods.

(v) General Intangibles. All general intangibles (as such term is defined in Article 9 of the UCC) and other personal property, whether now owned or existing or hereafter arising or acquired by Obligor, and expressly including any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter of credit rights, letters of credit, money, oil, gas or other minerals before extraction. The term “general intangibles” includes (a) payment intangibles (as such term is defined in Article 9 of the UCC), (b) software (as such term is defined in Article 9 of the UCC), (c) all patents, copyrights, trademarks, service marks, processes, formulae, know-how, prototypes, samples, plans, scientific and/or technical information, trade secrets, confidential or proprietary information, items under development, in application or other “pending” status, and all other items of a similar nature used in the conduct of Obligor’s business, and (d) all benefits, rights, titles and interests under all partnership, joint venture and other corporation agreements between or among Obligor and any other party (but none of Obligor’s liabilities or obligations with respect thereto); however, the term “general intangibles” shall not include any swap agreement (as defined in 11 U.S.C. Sec. 101) with Secured Party.

(vi) Chattel Paper. All chattel paper (as such term is defined in Article 9 of the UCC), whether now owned or existing or hereafter arising or acquired by Obligor.

(vii) Instruments. All instruments (as such term is defined in Article 9 of the UCC), including promissory notes, whether now owned or existing or hereafter arising or acquired by Obligor.

(viii) Documents. All documents (as such term is defined in Article 9 of the UCC) whether now owned or existing or hereafter arising or acquired by Obligor.

(ix) Letter of Credit Rights. All letter of credit rights (as such term is defined in Article 9 of the UCC) whether now owned or existing or hereafter arising or acquired by Obligor.

(x) Deposit Accounts. All deposit accounts (as such term is defined in Article 9 of the UCC), whether now owned or existing or hereafter arising or acquired by Obligor, and expressly including without limitation all cash, money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of Obligor, now held or hereafter coming within Secured Party’s custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Secured Party’s rights results in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned.

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(xi) Pledged Equity. All Capital Securities of Obligor (the “Pledged Equity”).

(xii) Proceeds. All of the Proceeds of the foregoing.

(b) Notwithstanding anything to the contrary contained in clauses (a) above, the security interest created by this Agreement shall not extend to Excluded Property.

(c) The Security Interest is granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Obligor with respect to any of the Collateral or any transaction in connection therewith.

(d) The inclusion of Proceeds in this Security Agreement does not authorize Obligor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

3. Representations and Warranties. Obligor represents and warrants as follows:

(a) The exact legal name of Obligor, as the legal name appears in Obligor’s Certificate of Formation as of the date of this Security Agreement, is as set forth in the introductory paragraph of this Security Agreement. Obligor has no other trade name, assumed name or alias other than as set forth in the introductory paragraph of this Security Agreement.

(b) The place of business or, if any Obligor has more than one place of business, the chief executive office is located at the address of Obligor specified in the introductory paragraph of this Security Agreement.

(c) The office where Obligor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, is located at the address of Obligor specified in Section 3(b) of this Security Agreement. None of the Receivables are evidenced by a promissory note or other instrument.

(d) Obligor owns its Collateral free and clear of any Lien (except for Permitted Liens). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office except for the filing by Secured Party.

(e) This Security Agreement creates a valid security interest and when the financing statements have been filed in the appropriate offices, will create a perfected first priority security interest in the Collateral securing the payment of the Secured Liabilities.

(f) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the grant by Obligor of the Security Interest or for the execution, delivery or performance of this Security Agreement thereby, or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies under this Security Agreement, including without limitation, the filing of a UCC-1 financing statement.

(g) Obligor is a corporation duly organized and validly existing under the laws of the State of Delaware, qualified to do business in all jurisdictions in which the nature of the business conducted by Obligor makes such qualification necessary and where failure so to qualify would not have a Material Adverse Effect.

(h) Obligor is not in violation of any applicable Legal Requirements, which violations, individually or in the aggregate, would materially affect Obligor’s performance of any obligation under the Loan Documents to which it is a party; there is no litigation before any Governmental Authorities now pending or (to Obligor’s Knowledge) threatened against Obligor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

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(i) Obligor is the holder of all governmental approvals, permits and licenses required to permit Obligor to conduct its business as currently conducted and to enter into and perform Obligor’s obligations under the Loan Documents to which it is a party.

(j) None of the execution and delivery of this Security Agreement, the consummation of the transactions contemplated in this Security Agreement, or compliance with the terms and provisions of this Security Agreement will conflict with or result in a breach of, or require any consent under, Obligor’s Organizational Documents, or any applicable Legal Requirements, or any agreement or instrument to which Obligor is a party or by which Obligor is bound or to which Obligor or any of its assets are subject, or constitute a default under any such agreement or instrument.

(k) Obligor has all necessary power and authority to execute, deliver and perform Obligor’s obligations under this Security Agreement; Obligor’s execution, delivery and performance of this Security Agreement has been duly authorized by all necessary action on Obligor’s part; and this Security Agreement has been duly and validly executed and delivered by Obligor and constitutes Obligor’s legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Places of Business. Obligor will notify the Secured Party promptly of the addition or discontinuance of any place of business or any change in the address of its principal or any other place of business. None of the Collateral shall be removed from Obligor’s principal place of business set forth in the introductory paragraph of this Security Agreement or the other locations set forth on Schedule 5.10 to the Loan Agreement, as from time to time supplemented, unless the Secured Party is given thirty (30) days prior written notice of such removal, which notice shall state the location or locations to which said Collateral will be removed, or Obligor shall have paid all amounts relating to the purchase price of such Collateral. Obligor warrants that all of its Collateral is and shall continue to be located at the locations set forth herein or such other locations of which the Secured Party receives notice in accordance with this Section.

5. Encumbrances. Obligor will not create, incur, assume, or suffer to exist now or at any time throughout the duration of the term of this Security Agreement, any Lien (except for Permitted Liens) against the Collateral, whether now owned or hereafter acquired. Obligor will notify the Secured Party of any Lien (other than Permitted Liens) securing an obligation against the Collateral, and will defend the Collateral against any such Lien.

6. Maintenance of Collateral. Obligor shall preserve its Collateral for the benefit of the Secured Party. Without limiting the generality of the foregoing, Obligor shall:

(a) make all repairs, replacements, additions and improvements to its equipment necessary to prevent the deterioration or loss thereof;

(b) preserve all of its beneficial contract rights to the extent commercially reasonable;

(c) in conjunction with, and at the direction of, the Secured Party, take commercially reasonable steps to collect all of its Receivables; and

(d) pay all taxes, assessments or other charges on its Collateral when due, unless the amount or validity of such taxes, assessments or charges are being contested in good faith by appropriate proceedings and reserves have been deposited with the Secured Party with respect thereto.

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7. Additional Provisions Concerning the Collateral.

(a) Obligor authorizes the Secured Party to file, without the signature of Obligor, where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral, all in the discretion of the Secured Party.

(b) If there is an Event of Default, Obligor hereby irrevocably appoints the Secured Party as its attorney-in-fact (which power of attorney is coupled with an interest) and proxy, with full authority in the place and stead of Obligor and in its name or otherwise, from time to time in the Secured Party’s discretion, to take any action or execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to the Secured Party pursuant to Section 8 hereof; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Obligor’s names on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment directly to the Secured Party); (v) during the continuation of an Event of Default hereunder, to notify the postal authorities to change the address for delivery of its mail to an address designated by the Secured Party, to receive, open and process all mail addressed to Obligor; (vi) to send requests for verification of accounts to customers; and (vii) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral. Obligor hereby ratifies and approves in advance all acts of said attorney, and so long as the attorney acts in good faith and without gross negligence or willful misconduct, the attorney shall have no liability to Obligor for any act or omission as to such attorney.

(c) If Obligor fails to perform any agreement relating to the Collateral contained herein, the Secured Party may perform, or cause performance of, such agreement or obligation, and the reasonable costs and expenses of the Secured Party incurred in connection therewith shall be payable by Obligor immediately upon demand by Secured Party, shall bear interest at the Default Interest Rate from the date incurred until paid and shall be fully secured hereby.

(d) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e) Anything herein to the contrary notwithstanding, (i) Obligor shall remain liable under any contracts and agreements relating to the Collateral, to the extent set forth therein, to perform all of its obligations thereunder, to the same extent as if this Security Agreement had not been executed; (ii) the exercise by the Secured Party of any of its rights hereunder shall not release Obligor from any of their obligations under the contracts and agreements relating to the Collateral; and (iii) the Secured Party shall not have any obligation or liability by reason of this Security Agreement under any contracts and agreements relating to the Collateral, nor shall the Secured Party be obligated to perform any of the obligations or duties of Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(f) Until the Secured Liabilities are paid in full, Obligor agrees that Obligor will (i) preserve its company existence and not without the prior written consent of Secured Party, in one transaction or a series of related transactions, convert to a different type of entity, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (ii) not change the state of Obligor’s organization without the prior written consent of Secured Party; and (iii) not change Obligor’s name or identity in any manner without the prior written consent of Secured Party, in each case except as otherwise permitted under the Loan Agreement.

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8. Insurance. Obligor shall at all times maintain all Insurance Policies required by the Loan Agreement.

9. Fixtures. It is the intention of the Parties hereto that none of the equipment or other property securing the Secured Liabilities hereunder shall become fixtures.

10. Default. An “Event of Default” as defined in the Loan Agreement shall constitute an Event of Default hereunder.

11. Remedies.

(a) Upon the occurrence of an Event of Default and at any time or times during the continuance thereof, unless such Event of Default shall have been waived in writing by the Secured Party, and subject to the provisions of applicable law, the Secured Party may exercise any one or more of the following remedies:

(i) The Secured Party shall have full power and authority to sell or otherwise dispose of the Collateral or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Secured Party may determine. Except as required by law, such sale or other disposition and such notice will be deemed to have been sufficiently given if such notice is hand-delivered or mailed postage prepaid, at least fifteen (15) days before the time of such sale or other disposition, to Obligor at its address as specified in the Security Agreement. To the extent permitted by law, the Secured Party may buy any or all of the Collateral upon any sale thereof. To the extent permitted by law, upon any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any claim of redemption and any similar rights being hereby expressly waived and released by Obligor. In connection with any such sale, the Secured Party shall be permitted to limit its warranties to the maximum extent provided in the UCC. After deducting all reasonable costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorneys’ fees) and all other charges due against the Collateral, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Secured Liabilities, except as otherwise provided by law or directed by any court of competent jurisdiction, and any surplus after the payment in full of the Secured Liabilities shall be returned to Obligor, except as otherwise provided by law or any such court. Obligor shall be liable for any deficiency in payment of the Secured Liabilities, including all reasonable costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Collateral, as herein enumerated.

(ii) The Secured Party may notify a debtor of Obligor to make payment to the Secured Party whether Obligor or the Secured Party were previously making collections on any of the accounts receivable, and the Secured Party may also take control of any proceeds from any Collateral.

(iii) Upon the occurrence and during the continuance of an Event of Default, with or without notice, the Secured Party is authorized to offset and charge against any other credits and obligations owed by the Secured Party to Obligor under the Loan Documents, any amount for which Obligor may become obligated to the Secured Party at any time, whether under the Promissory Note or otherwise. The obligations secured by the Security Interest granted and by the Secured Party’s right of offset includes all obligations of any kind or type now or hereafter arising, owed by Obligor to the Secured Party, whether liquidated or unliquidated, direct or indirect, contingent or not.

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(iv) The Secured Party may commence proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver-manager) of the Collateral or of any part thereof or may by instrument in writing appoint any person to be a receiver of the Collateral or any part thereof and may remove any receiver so appointed by the Secured Party and appoint another in his stead; and any such receiver appointed by instrument in writing shall have power (a) to take possession of the Collateral or any part thereof, (b) to carry on the business of Obligor, (c) to borrow money on the security of the Collateral in priority to this Security Agreement to the extent required for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of Obligor, and (d) to sell lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that any such receiver shall be deemed the agent of Obligor and the Secured Party shall not be in any way responsible for any misconduct or negligence of any such receiver.

(v) The Secured Party shall have all other rights and remedies of a secured party provided under the UCC.

(vi) The Secured Party shall have all other rights and remedies allowed at law and/or in equity.

(vii) The Secured Party shall have all other rights and remedies set forth in the Loan Agreement.

(b) It is provided, however, that in the Secured Party’s efforts in collection on the Collateral, Obligor shall be liable and responsible for any deficiency.

(c) Upon the occurrence of an Event of Default and at any time or times during the continuance thereof, unless such Event of Default shall have been waived in writing by the Secured Party, and subject to the provisions of applicable Legal Requirements, Obligor hereby grants Secured Party an irrevocable proxy and power of attorney to exercise all voting rights, which proxy and power of attorney shall be effective upon the occurrence of an Event of Default and is coupled with an interest and is thus irrevocable, to vote the Pledged Equity for all purposes. Upon the request of Secured Party, Obligor shall deliver to Secured Party such further evidence of such irrevocable proxy and power of attorney to exercise the voting rights as Secured Party may request.

12. Limitation on Duty of the Secured Party in Respect of Collateral. The powers conferred on the Secured Party under this Security Agreement are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for reasonable care in the custody of any Collateral in the Secured Party’s possession and the accounting for moneys actually received by the Secured Party under this Security Agreement, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in the Secured Party’s possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other bailee selected by the Secured Party in good faith. Except as otherwise expressly provided in this Section 12, Obligor has the risk of loss of the Collateral. Further, the Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. The Secured Party shall have no obligation to clean up or otherwise prepare the Collateral for sale.

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13. Concerning Secured Party. In furtherance and not in derogation of the rights, privileges and immunities of the Secured Party:

(a) The Secured Party is authorized to take all such action as is provided to be taken by the Secured Party under this Security Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Security Agreement (including the timing and methods of realization upon the Collateral), the Secured Party shall act or refrain from acting in the Secured Party’s sole reasonable discretion.

(b) The Secured Party shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on the Secured Party’s part under this Security Agreement. The Secured Party shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by Obligor.

14. Payment of Taxes, Charges, Etc. The Secured Party, at its option, after written notice to Obligor, may discharge any Lien (other than Permitted Liens) upon the Collateral or otherwise protect the value thereof. All such expenditures incurred by the Secured Party shall become payable by Obligor to the Secured Party upon demand, shall bear interest at the rate then applicable to the Obligations from the date incurred to the date of payment, and shall be secured by the Collateral.

15. Waivers. To the extent permitted by law, Obligor hereby waives demand for payment, notice of dishonor or protest and all other notices of any kind in connection with the Secured Liabilities except notices required hereby, by law or by any other agreement between Obligor and the Secured Party. The Secured Party may release, supersede, exchange or modify any Collateral or security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to Obligor. Such modifications, changes, renewals, releases or other actions shall in no way affect Obligor’s obligations hereunder.

16. Transfer Expenses, Etc. Obligor will pay, indemnify and hold the Secured Party harmless from and against all reasonable costs and expenses (including taxes, if any) arising out of or incurred in connection with any transfer of Collateral into or out of the name of the Secured Party and all reasonable costs and expenses, including reasonable legal fees, of the Secured Party arising out of or incurred in connection with this Security Agreement.

17. Termination. This Security Agreement and the Security Interest shall terminate following the full payment, satisfaction, or discharge of all Secured Liabilities. Upon such termination, the Secured Party will promptly deliver to Obligor appropriate UCC termination statements with respect to Collateral so released from the Security Interest for filing with each filing officer with which UCC financing statements have been filed by the Secured Party to perfect the Security Interest in such Collateral.

18. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of Obligor and the Secured Party and their respective successors and assigns.

19. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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20. Governing Law; Venue. This Security Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal, substantive laws of the State of Texas, without giving effect to conflicts of laws principles. The Parties voluntarily and irrevocably submit to the jurisdiction of the courts of the State of Texas located in Travis County, Texas, and the Federal Courts of the United States of America located in Travis County, Texas, over any dispute between or among the Parties related to or arising out of this Security Agreement, and each Party irrevocably agrees that all such claims in respect of such dispute shall be heard and determined exclusively in such courts. The Parties hereby irrevocably consent to the jurisdiction of such courts and hereby waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of such dispute related to or arising out of this Security Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding anything to the contrary contained herein or in any Loan Document, Lender may bring suit and otherwise make filings in any jurisdiction in which the Collateral is located to enforce its rights pursuant to this Security Agreement.

21. Waiver of Jury Trial. OBLIGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS SECURITY AGREEMENT OR ARISING FROM OR RELATING TO ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22. Notice. Any notice or communication required or permitted hereunder shall be made in accordance with the terms of the Loan Agreement.

SIGNATURE PAGE FOLLOWS:

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IN WITNESS WHEREOF, the Parties hereto have executed this Security Agreement as of the date first written above.

SECURED PARTY:

CrowdOut Capital, LLC
a Texas limited liability company

By:	/s/ Brian Gilmore
Brian Gilmore, President

OBLIGOR:

Sunworks Inc.
a Delaware corporation

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer

[Signature Page to Security Agreement]